UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2009
TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia		20191
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 571-382-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 27, 2009, the registrant completed its acquisition of substantially all of the assets of ChoicePay, Inc. pursuant to the Asset Purchase Agreement, dated as of January 13, 2009, by and among the registrant, Cowboy Acquisition Company, a wholly owned subsidiary of the registrant, and ChoicePay. Pursuant to the Asset Purchase Agreement, Cowboy Acquisition Company acquired substantially all of the assets of ChoicePay in a cash transaction for $7,500,000, with additional payments of up to $2,000,000 possible based on the revenue from specified customer contracts.
Item 7.01. Regulation FD Disclosure.
On February 2, 2009, the registrant issued a press release announcing the completion of the acquisition disclosed in Item 2.01 above. A copy of the release is furnished as Exhibit 99.1 to this report.
The information in this Item 7.01 and in Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
     It is impractical for the registrant to provide the required financial statements of the acquired business at this time. The registrant will file the financial statements by amendment to this report no later than April 14, 2009.
(b)	Pro Forma Financial Information
     It is impractical for the registrant to provide the required pro forma financial information at this time. The registrant will file pro forma financial information by amendment to this report no later than April 14, 2009.
(d)	Exhibits
     See the exhibit index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
By:	/s/ Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer

Date: February 2, 2009

Exhibit Index

Exhibit
No.	Description
2.1	Asset Purchase Agreement between the registrant, Cowboy Acquisition Company and ChoicePay, Inc., dated as of January 13, 2009.*

99.1	Press release issued by the registrant on February 2, 2009.

*	Filed as an exhibit to the current report on Form 8-K filed by the registrant on January 20, 2009, and incorporated herein by reference.